EXHIBIT 10.1
AMENDMENT NUMBER THREE
TO THE KITTY HAWK
2003 LONG TERM EQUITY INCENTIVE PLAN
          THIS AMENDMENT TO THE KITTY HAWK 2003 LONG TERM EQUITY INCENTIVE PLAN (this “Amendment”), dated as of May 23, 2006, is made and entered into by Kitty Hawk, Inc., a Delaware corporation (the “Company”). Terms used in this Amendment with initial capital letters that are not otherwise defined herein shall have the meanings ascribed to such terms in the Kitty Hawk 2003 Long Term Equity Incentive Plan (the “Plan”).
RECITALS
          WHEREAS, Section 5.1 of the Plan, pursuant to Amendment Number One to the Plan, provides that the maximum number of shares of Common Stock that may be delivered pursuant to Awards granted under the Plan is 7,000,000; and
          WHEREAS, the Board of Directors of the Company (the “Board”) desires to amend the Plan to increase the aggregate number of shares of Common Stock that may be granted to Participants under the Plan to 8,500,000; and
          WHEREAS, the Board submitted the proposal to amend the Plan as described above to the Company’s stockholders at the 2006 Annual Meeting of Stockholders; and
          WHEREAS, the Company’s stockholders approved the proposal to amend the Plan;
          NOW, THEREFORE, the Company hereby amends the Plan as follows:
1.	Section 5.1 of the Plan is hereby amended by deleting such Section in its entirety and substituting in lieu thereof the following:
5.1      Number Available for Awards. Subject to adjustment as provided in Articles 11 and 12, the maximum number of shares of Common Stock that may be delivered pursuant to Awards granted under the Plan is 8,500,000 shares; provided, however, that the number of shares of Common Stock that may be awarded to a Participant in a single year may not exceed 1,500,000. Shares to be issued may be made available from authorized but unissued Common Stock, Common Stock held by the Company in its treasury, or Common Stock purchased by the Company on the open market or otherwise. During the term of this Plan, the Company will at all times reserve and keep available the number of shares of Common Stock that shall be sufficient to satisfy the requirements of this Plan.
2.	Except as expressly amended by this Amendment, the Plan shall continue in full force and effect in accordance with the provisions thereof.
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          IN WITNESS WHEREOF, the Company has caused this Amendment to be duly executed as of the date first written above.

KITTY HAWK, INC.
By:	/s/ Steven E. Markhoff
Name:	Steven E. Markhoff
Title:	Vice President Strategic Planning, General Counsel and Corporate Secretary